UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): May 27, 2014

TOP TO BOTTOM PRESSURE WASHING, INC.
(Exact name of small business issuer as specified in its charter)

Florida

(State or other jurisdiction of incorporation)

000-55011	35-2470359
(Commission File Number)	(IRS Employer Identification No.)

6371 Business Blvd, Suite 200, Sarasota, Florida  34240

(Address of principal executive offices and zip code)

(941) 907-8481

(Registrant’s telephone number including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 5 – CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.03.  Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On May 27, 2014, at a special meeting of the Board of Directors and Shareholders, President and CEO, William S. Coleman, requested that the Board approve a change in the strategic direction of the Company.  Mr. Coleman proposed that to continue to protect and increase shareholder value, it would be to the advantage, welfare and best interests of the shareholders for the Company to consider alternative corporate strategies to generate new business revenue for the Company. He proposed pursuing a mortgage banking business model which includes new software programs to facilitate the mortgage application process.  The Board approved the proposal and submitted it to the Shareholders for a vote.

A special meeting of Shareholders was called and after thorough discussion, the Shareholders agreed to the change in the business strategy and mission and to change the name of the Company to reflect said new direction and mission. The new name approved by the Board and the Shareholders was “IBEX Advanced Mortgage Technology, Inc.”

Effective June 9, 2014, upon a unanimous vote of the Shareholders attending the May 27, 2014 Special Shareholder Meeting (which attending shareholders represented 59% of the outstanding shares thereby satisfying the quorum requirement), the Articles of Incorporation were amended as follows:

Article I amended changing the corporate name as follows:

The corporation shall be named “IBEX Advanced Mortgage Technology, Inc.” and shall be governed by Title XXXVI Chapter 607 of the Florida Statutes.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01

Financial Statements and Exhibits

Exhibit No.	Description
3.4	Articles of Amendment to Articles of Incorporation Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TOP TO BOTTOM PRESSURE WASHING, INC.
Dated: May 29, 2014	By:	/s/ William B. Coleman
Name: William B. Coleman Title: President